Exhibit 10.12
THIS LEASE submitted for Tenant signature in triplicate this the 22 day of May, 2007, by and between KETTLER REALTY CORP., herein referred to as “Landlord”; and ADS, INC., herein referred to as “Tenant” with an invoice address of: 477 Viking Drive, Suite 350, Virginia Beach, VA 23452, and HARVEY LINDSAY COMMERCIAL REAL ESTATE, LLC, the Agent
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PREMISES: Landlord does hereby lease to Tenant and Tenant does hereby rent from Landlord, the following described real property (herein referred to as “Leased Premises” or “Demised Premises”) known as the Kettler Distribution Center with a street address of 1355 London Bridge Road, being part of the building or complex of buildings and appurtenances (“Building”) and its Common Areas which is located in the City of Virginia Beach; said Premises containing approximately 30,446 square feet of gross floor area and use of the designated yard area as depicted on the attached building floor plan and attached hereto as Exhibit “A” including the build out of approximately 1,150 sq. ft. of office space inside the 30,000 sq. ft. footprint. Said office area shall be built in accordance with City of Virginia Beach building inspectors and shall be heated and cooled in accordance with normal office guidelines. The warehouse space will be available August 1, 2007 and the office will be constructed by September 1, 2007.
USE CLAUSE: The Leased Premises shall be used only for warehousing and distribution of equipment to the U.S., state and local governments and government contractors and for no other purposes whatsoever, without Landlord’s prior written consent, which will not be unreasonably withheld. Tenant further acknowledges that its use of the Leased Premises is, and shall remain, subject to recorded easements and zoning restrictions in favor of the United States government or the United States Navy. Tenant shall, at all times, ensure that its use of the Leased Premises is conducted in compliance with the easements and restrictions a copy of which shall be supplied by Landlord to Tenant.
TERM: The term of this lease shall commence on August 1, 2007 (“Commencement Date”) and end on September 30, 2010. Except where the context clearly requires otherwise, the word “term”, whenever used in the Lease with reference to the duration hereof, shall be construed to include any renewal term as well as the original term. Landlord hereby grants Tenant one option to terminate this lease as of December 31, 2009 with nine (9) months prior notice and a payment of Seventeen Thousand Two Hundred Fifty Dollars ($17,250.00). This lease shall renew on a month to month basis until cancelled by either party with a written 90 day notice. Rent during the month-to-month period continues at the rate in effect as of the last day of the month and continues to increase on an annual basis as described in paragraph 2. The “Termination Date” is to be “(i) the later of September 30, 2010 or the date that is 90 days after either party’s cancellation of this Lease after its renewal on a monthly basis or (ii) the date this Lease is sooner terminated by Landlord or Tenant pursuant to the terms of this Lease.”
1.	BASE RENT: Tenant agrees to pay Landlord as rent for the Premises a monthly Base Rent as follows: Sixteen Thousand Five Hundred Dollars ($16,500.00) per month for the first year. Each monthly installment together with such amounts due for Additional Rent, as hereinafter defined, shall be due and payable without demand therefor being made and without offset of any kind in advance upon the first day of each calendar month of the Term at the office of and made payable to Landlord at 1355 London Bridge Road, Virginia Beach, Virginia 23453 or at such other place as Landlord may, from time to time, designate in writing.

2.	ANNUAL BASE RENT ADJUSTMENT. The annual base Rent shall be increased by 3% each September 1 starting with September 1, 2008 and continuing until termination of the lease.

3.	PAST DUE RENT AND LATE CHARGES: Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon by Landlord by terms of any mortgage or deed of trust covering the Building, the Development, Park, or Office/Warehouse. In such event that Tenant shall fail to pay, when the same is due and payable, any Base Rent, Additional Rent charges or adjustments, and if said sums have not been received in Landlord’s Agent’s office within ten (10) days of their due date, then Tenant shall pay to Landlord’s Agent a “Late Charge” at the rate of 1.5% per month, until paid. Tenant further covenants and agrees to pay Landlord’s Agent as a “bad check” or “returned check” charge the amount of Fifty Dollars ($50.00) per bad check.

Any payment by Tenant or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord shall be treated as a payment on account and may be applied to any amounts which are due as the Landlord may see fit. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or any letter accompanying such check, that such lesser amount is payment in full shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

4.	ADDITIONAL RENT: In addition to the monthly Base Rent, as additional rent (“Additional Rent”), Tenant shall pay to Landlord those estimated operating expenses, including electricity, natural gas, stormwater and water, sewer fees, insurance premiums per Paragraph 6, real estate taxes, and common area maintenance costs including landscaping and parking lot maintenance, which are proportionate to the Leased Premises. Landlord shall estimate the amount of Additional Rent due hereunder and collect such reasonable amount from Tenant on a monthly basis. As of the Commencement Date hereof, monthly Additional Rent is estimated to be $1.15 psf per annum ($2,918.00) per month based on a leased Premises of 30,000 square feet.) Landlord shall have the right to make adjustments in the Additional Rent after the completion of each month, based on a six month rolling average, to account for any increase or adjustment directly related to the Leased Premises and invoice Tenant on a monthly basis for said adjustment. Said increase can be related to Tenant’s use of the premises or increases in utility or maintenance expenses and Landlord will provide documentation of necessity for any increases.

If after any calendar year during the Lease Term, the actual yearly Additional Rent is less than the estimated amount actually billed to and paid for by Tenant, Landlord shall refund the amount of the over-payment to Tenant. If after any calendar year during the Lease Term, the actual yearly Additional Rent is greater than the estimated amount actually billed to and paid for by Tenant, Tenant shall pay Landlord such additional amount. To document the actual yearly Additional Rents, Landlord shall provide to Tenant documentation in support of the expenses such as invoices, bills, statements, canceled checks and other related documentation. In no event shall any capital expenditure or any other cost which is the responsibility of Landlord hereunder be considered a part of Additional Rent. In no event shall any management, supervisory, accounting, bookkeeping or other similar fee be charged as apart of Additional Rent. In no event shall Tenant be responsible for any increase in any fee covered by Additional Rent if said increase is caused by any negligent act or omission of Landlord.

5.	SECURITY DEPOSIT: Tenant shall deposit with Landlord and Landlord shall retain a Security Deposit in the amount of $10,000.00 as security for the full and faithful performance by Tenant of all terms and covenants of this Lease required to be performed by Tenant. If at any time Tenant shall be in default of any of the covenants of this Lease, Landlord is entitled, at its discretion, to use the Security Deposit, or so much thereof, as may be necessary to rectify or cure same default. In the event that the Landlord utilizes the Deposit, Tenant shall promptly restore same to Landlord upon Landlord’s demand therefor. No interest shall be paid by Landlord to Tenant with respect to the Security Deposit. The Security Deposit, or that portion that remains, shall be returned to Tenant following the termination of this Lease, provided that Tenant has fully and faithfully carried out all its terms and covenants and paid up all its Base Rent, Additional Rent, adjustments and Late Charges.

6.	LANDLORD’S INSURANCE; Landlord shall obtain and keep in force during the term of this Lease the following insurance coverage, which cost shall be reimbursable to the Landlord on a pro rata basis as a component of the expenses covered by Paragraph 4, Additional Rent. A policy of extended coverage “all risk” fire and casualty insurance covering the improvements and the Premises, excluding Tenant’s trade fixtures, Tenant’s equipment, Tenant’s inventory and other personal property. This insurance shall cover the full replacement cost of the improvements. Landlord shall have the policy of insurance endorsed to reflect the following provisions: (i) include an endorsement wherein the insurance carrier agrees to waive rights of subrogation against the Lessee; and (ii) that insurance carried by Landlord shall be primary in the event loss is caused by Landlord’s negligent act or omission or due to Landlord’s failure to comply with Landlord’s responsibilities under the terms of this Lease Agreement, without rights of contribution from any insurance which is carried by Tenant.

7.	TENANT’S INSURANCE: Tenant shall obtain and keep in force at its expense during the term of this Lease the following insurance coverages:

(a) Commercial general liability insurance naming the Landlord and Agent as an additional insured against any and all claims for bodily injury and property damage occurring in, or about the Premises arising out of Tenant’s use and occupancy of the Premises. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with Two Million Dollars ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of Two Million Dollars ($2,000,000). If the Tenant has other locations that it owns or leases the policy shall include an aggregate limit per location endorsement. Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord’s insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this Lease.

(b) Personal property insurance insuring all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises for perils covered by the causes of loss - special form (all risk) and in addition, coverage for flood, earthquake and boiler and machinery (if applicable). Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing.

(c) Workers’ compensation insurance in accordance with statutory law and employers’ liability insurance with a limit of not less than $100,000 per employee and $500,000 per occurrence.

(d) Tenant should provide a certificate of insurance to Landlord evidencing the coverages in Paragraph 7.

8.	NO ASSIGNMENT OR SUBLEASE: Tenant covenants not to assign, mortgage or encumber this Lease nor sublet or suffer or permit the Premises or any portion thereof to be used by others without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld. The transfer of fifty percent (50%) or more of Tenant’s stock, if Tenant is a corporation, or the transfer of any general partnership interest or the transfer of fifty percent (50%) or more of a limited partnership interest in Tenant, if Tenant is a partnership, or the dissolution of Tenant as a corporation or partnership, is regarded as an assignment of the Lease, and the same is not permitted without the prior written consent of the Landlord. Tenant and any guarantors shall remain liable for the Lease, its terms and covenants in such event that the Landlord does grant consent to an assignment or sublease, and shall guarantee the performance of the assignee or subtenant without the need for guarantor’s signature or consent thereto.

In the event of any sublease or assignment of all or any portion of the Premises where the rent in the sublease or assignment exceeds the Base Rent or pro rata portion of the Base Rent, as the case may be, for such space in the Lease, Tenant shall pay the Landlord monthly, as Additional Rent, at the same time as the monthly installments of rent hereunder, all of the excess rent paid tor the sublease or assignment over the Base Rent reserved in this Lease.

Landlord’s approval of any subtenant or assignee is conditioned upon there being no additional compliance required with all laws, rules and regulations of any governmental authority required of either the Landlord or the Tenant and such approval shall create no responsibility or liability on the part of the Landlord for any non-compliance with laws, rules and regulations of any governmental authority.

If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anyone other than the Tenant, without the prior written consent of the Landlord, the Landlord is permitted to collect Rent directly from the assignee, subtenant or occupant and otherwise enforce this Lease against such entity, and to apply the net amount collected to all Rent herein due and reserved, but the application of same Rent shall not be regarded as implied or written consent to any assignment or sublease. Collection of Rent shall not be deemed a waiver of the covenants contained in this Article 7. The acceptance of the assignee, subtenant or occupant as Tenant does not constitute a release of the performance of the covenants required to be performed by Tenant. Tenant shall also reimburse Landlord or its Agent for any attorney or other professional fees which might be incurred or connected with such transfer or assignment. Consent to one assignment does not waive the Landlord’s right to consent to future assignments.

9.	ACCEPTANCE OF PREMISES: Subject to the right of Tenant to conduct a walk through inspection, Tenant hereby agrees to accept the Premises from the Landlord as they are found by Tenant on the date that Tenant takes possession for fixturing in “what is, as is and where is” condition, unless the Premises condition found “as is” is to be modified, altered or changed by Landlord, per Tenant’s request and reduced to writing and made part of this Lease. Subject to the completion by the Landlord of the work specified in Paragraph 10, after Tenant opens for business in the Premises, it shall have no legal or equitable remedy based either upon a claim that Landlord failed to deliver possession in accordance with the Lease or based on a claim that the size, location, lay-out dimensions or construction of the building, in which the Premises area located, or that the parking lots or other Common Areas, were not completed and/or furnished in accordance with the terms of this Lease. Tenant shall have such rights at law or equity to which it may be entitled in the event that the Landlord defaults hereunder on any of its leasehold improvements obligations, except that the Tenant hereby waives any right to cancel or terminate this Lease or seek a diminution or reduction of Rent.

10.	LANDLORD IMPROVEMENTS: Landlord shall, at Landlord’s sole expense and in accordance with the plans attached hereto as Exhibit B, build out approximately 1,150 sq. ft. of office space around the existing bathroom in the subject premises. Additionally, the Landlord shall separate its warehouse space from the leased premises by installing a floor to deck chain link fence at Landlord’s sole expense. Fence is to be securely fastened at all seams and constructed of 6 gauge for the first 8 feet. A visual barrier will be included in the fence for at least the first 8 feet. Any additional improvements or upgrades would be paid by Tenant.

11.	ESTOPPEL CERTIFICATE: Tenant shall, from time to time and within ten (10) days after request therefor by or on behalf of the Landlord, execute, acknowledge and deliver to the Landlord or its Agent a written Estoppel Certificate in recordable form. The Estoppel Certificate shall certify to the Landlord, its Mortgagee or other party designated by the Landlord, as of the date of such Estoppel Certificate that (a) the Tenant is in possession of Leased Premises and is currently paying the Base Rent and Additional Rent reserved hereunder; (b) the following Lease dates are and have been established: the Commencement Date and Termination Date of the Lease and the date upon which the Tenant started to pay rent; (c) that this Lease is unmodified and in full force and effect, or if there have been modifications, that the same are in full force and effect as modified and setting forth such modifications; (d) that there are no existing set-offs or defenses against the enforcement of any rights or remedies of the Landlord, or any duty or obligation of the Tenant, hereunder, and if so, specify the same in detail; and (e) that the Tenant has no knowledge of any event having occurred that will authorize the termination of this Lease by the Tenant, or that the Tenant has no knowledge of any uncured defaults on the part of the Landlord under this Lease, or if the Tenant has such knowledge, specifying the same in detail. In the event that the Tenant does not execute and deliver such Estoppel Certificate as required herein, then this Article 11, for purposes of this Lease, shall be and shall constitute an Irrevocable Power of Attorney, appointing and designating the Landlord, its successors and assignees, as the Tenant’s attorney-in-fact to execute and deliver such Estoppel Certificates as herein provided.

12.	SUBORDINATION AND ATTORNMENT: Tenant agrees that this lease is subordinate to any mortgage or lien resulting from financing or refinancing, now or hereafter placed upon the land on which the Leased Premises have been built or upon any building hereafter placed upon the land, of which the Demised Premises are a part. Tenant will, further, attorn to and acknowledge the Landlord’s successor in interest or title, including the foreclosure purchaser or purchasers as the Landlord hereunder. This shall be self-operative and no further instrument of subordination shall be required by any mortgagee. However, Tenant shall, upon the request of any party in interest, promptly execute such instrument or certificate to carry out the intent hereof.

13.	QUIET ENJOYMENT: Landlord hereby covenants that Tenant, upon fully complying with and promptly performing all the terms, covenants and conditions of this Lease, on its part to be performed, and further, upon the prompt and timely payment of all rental sums due hereunder, shall have and quietly enjoy the Premises for the Lease Term set forth herein.

14.	LAYOUT AND PARKING: The Leased Premises are defined on Page 1 of this Lease Agreement under the heading titled “Premises”. The Leased Premises as defined sets forth the general description of the Building, but shall not be deemed to be a warranty by the Landlord that the Premises are built exactly, per all the dimensions as indicated on Page 1. Landlord hereby reserves its right to increase, reduce, modify or alter the dimensions and locations of roadways, parking lots, sidewalks and buildings, as Landlord shall, from time to time, deem proper at its discretion, provided same changes, additions or eliminations do not unreasonably interfere with Tenant’s use of the Premises. Tenant shall have the non-exclusive use, in common with Landlord, other Tenants, their guests and customers, employees and invitees of the automobile parking areas, driveways and sidewalks and such loading facilities, which may be designated from time to time by

Landlord. All Common Areas and facilities and parking lots shall be subject to the exclusive control and management of the Landlord. Landlord shall have the right to establish, modify, change and enforce rules and regulations with respect to the Common Areas, common facilities and parking lot, provided such changes to not unreasonably interfere with Tenant’s use of the Premises, and Tenant agrees to abide and conform with such rules and regulations.

15.	LANDLORD MAINTENANCE: Landlord will, at its own cost and expense and with reasonable dispatch after being notified in writing by Tenant of the need therefor, make such repairs to the exterior of the Demised Premises (including the roof, gutters, downspouts and outside walls, but excepting all glass and doors), as may be necessary to keep the same in good condition of repair. However, if the need for such repair is occasioned by a casualty resulting from the negligence or willful act of Tenant, or any of his agents, suppliers, shippers, invitees, employees or contractors, then such repairs shall likewise be made by Landlord but shall be charged to and be paid for by Tenant. Notwithstanding the foregoing, Landlord shall have no liability whatsoever for damage or injury to person or property occasioned by its failure to make any such repair (e.g., injury or damage to property resulting from leaks caused by a defect in the roof, outside walls, gutters and/or downspouts) unless, within a reasonable time after being notified in writing by Tenant of the need therefor, Landlord shall have failed to make such repair and such failure shall not have been due to any cause beyond Landlord’s control, including, without limitation, strikes and/or inability to obtain materials and/or equipment.

16.	ROOF: Tenant agrees that it will not cut or penetrate the roof, drive nails into or place any debris on the roof of the building of which the Demised Premises constitute a part. Landlord shall keep the gutters and downspouts free of trash, leaves, gravel and other debris. Any roof alterations or repairs necessitated by Tenant’s requirements (i.e. stove vents, antennae, etc.) shall be done at Tenant’s expense and authorized only by Landlord’s written permission and under Landlord supervision, or performed by or supervised by a roofing contractor approved by Landlord in writing. Tenant shall also pay to Landlord on demand the cost incurred by Landlord of roof repair or roof re-seal, when Tenant is a prime cause for the need to repair or re-seal, as for example, the removal of a hood vent and the necessary reseal when a restaurant has now closed and may be relet as a retail store. Tenant will reimburse Landlord for the cost to reinstate any warranty of roofing materials if Tenant’s actions have voided or diminished any such warranty.

17.	TENANT MAINTENANCE: Tenant covenants that it will, during the Term hereof, and at its own cost and expense, maintain and upkeep the interior of the Demised Premises; including, without limitation, the heating, ventilating and air conditioning system, a.k.a. the HVAC system (excluding compressors and other major components), toilets, pipes, plumbing, wires and conduits, electric lines, electric panel box, any outdoor lighting on Tenant’s circuit such as rear door lights and signage, storefronts and storefront glass, doors, and store fixtures in good condition and repair, making such replacements as may be necessary from time to time. Tenant understands and agrees that it is also responsible for any condensation in and/or around the HVAC system and its duct work. Tenant agrees that if Tenant fails to make any repair or to remove any debris as required in the lease, within five (5) days after the receipt of written notice from Landlord in respect thereto, such may be undertaken by Landlord, and Tenant agrees to reimburse Landlord promptly for the cost thereof.

Per the requirements of this Article, the Tenant agrees to obtain and maintain from a reputable company a service maintenance contract on the HVAC system for the office area of the Demised Premises and furnish the Landlord or its Agent with a copy of said contract on or before of the Commencement Date of this Lease. Near the end of its tenancy and upon the written request of the Landlord, Tenant shall forward copies of all inspection and service reports by its HVAC contractor to the Landlord or its Agent, stating in detail the condition of the HVAC system. Any necessary repairs or replacements indicated by such report, in order to place the system in a good, workmanlike condition, shall be made by Tenant at Tenant’s expense. Landlord reserves the option, at Landlord’s expense, to have contractor of its choice to inspect the system for the purpose of determining any necessary steps to be taken by Tenant to place the system in a good, working condition.

18.	ADDITIONAL TENANT COVENANTS:

a) Tenant shall not make alterations, additions or improvements to the building structure of which the Leased Premises are a part without first obtaining Landlord’s written approval and consent. For purposes of this Lease, the structural components of the Leased Premises are hereby defined as the foundation, structural steel, roof, exterior walls, building front components including front glass and doors, back doors, or loading doors, existing interior plumbing improvements, exterior plumbing lines, HVAC unit components and ductwork, electric service, ceiling and light fixtures and Common Areas. Tenant shall present to Landlord plans and specifications for any such work at the time approval is sought from Landlord for Tenant structural modifications. Tenant shall make all such structural alterations at its own expense, after first obtaining Landlord’s written approval of Tenant plans and specifications. Landlord’s approval of any plans, specifications or work drawings shall create no responsibility or liability on the part of the Landlord for their completeness, design sufficiency or compliance with all laws, rules and regulations of governmental agencies or authorities.

(b) Tenant has the right to install its trade fixtures and required electrical services in the Demised Premises, provided that such installation does not damage the construction of the building nor interfere with the structural components of the building of which the Leased Premises are a part. Such installations shall be at the sole risk and at the expense of the Tenant. All fixtures installed by Tenant shall remain the property of Tenant, and if the Tenant is not in default of the Lease, its terms and covenants herein, the same fixtures shall be removed by Tenant at the expense of the Tenant at the end of the Lease Term. Tenant further agrees to repair and/or to reimburse Landlord for the cost of repair for any damages to the Demised Premises caused by the installation and removal of its trade fixtures. In the event that fixtures are left behind or abandoned, Tenant shall pay to Landlord any expenses associated with disposal of same or repairs to the Premises caused by the removal of same fixtures.

(c) Tenant will not use nor permit the Premises to be used for any illegal or immoral purpose. Tenant, at Tenant’s sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now in force or which may hereafter be in force, which shall impose any duty upon the Landlord or Tenant with respect to the use, occupation or alteration of the Premises, and that the Tenant shall use all reasonable efforts to fully comply with the Americans With Disabilities Act. Tenant shall use reasonable measures to prevent its invitees from disturbing or interfering with other tenants or their invitees.

(d) Tenant agrees to contain within its Premises any and all noise, music, or odors and/or aromas, to the extent that no nuisance will be created to its neighbor Tenants, and all other Premises and Common Areas within the Building, the Development or Park shall be free from noise or aromas which originate from Tenant’s Premises.

(e) Tenant shall store all trash, rubbish and garbage in fully closed containers at the rear of the Leased Premises and Tenant shall pay all such costs incidental to the removal thereof. Tenant shall not burn or otherwise dispose of any trash, waste, rubbish or garbage in and or about the Leased Premises. Any expenses incurred by Landlord related to the removal of the same shall be reimbursed by Tenant.

(f) Tenant covenants that it will, at its own expense, take such steps as shall be necessary to keep the Leased Premised free of rodents, insects and other pests and Landlord shall not be liable for any damage caused thereby except termites, which treatment if termites are found, shall be the expense of the Landlord. This obligation shall extend to any neighboring Premises, should Tenant’s use of its Premises be the predominant and likely cause of same problems in the neighbor Premises. Any expense incurred by Landlord in the removal or extermination of the same shall be reimbursed to Landlord by Tenant.

(g) Tenant shall not make any use of the Premises which would make voidable or void any policy of fire or extended coverage insurance covering any of the Buildings, the Development or Park or cause the Premises to become uninsurable. Tenant covenants that, without prior written consent of the Landlord, Tenant will not do anything which will increase the rate of fire insurance premium on the building. If by reason of any use by Tenant of the Premises or the keeping by Tenant of any flammable substances in the Premises, the hazardous insurance premiums or policies maintained by landlord shall be increased over normal rates for Office/Warehouse space in the Development, the amount of the increase in the Landlord insurance premium shall be paid to Landlord by Tenant from time to time on demand. Tenant hereby covenants that it shall cease and desist any activity so affecting the insurability of the Building, the Development or Park upon written demand of the Landlord.

(h) Tenant will not use nor permit to be used any advertising medium or device such as audio broadcast, loudspeaker, radio, public address system, remote radio station, or flashing or digital reader sign, without the prior written consent of the Landlord. Tenant shall be allowed to place signs upon the Premises to identify Tenants location subject to City ordinances and restrictions.

(i) Tenant shall not hold any fire, bankruptcy, going-out-of business or auction sales, without the prior written consent of the Landlord.

(j) Tenant shall not use the sidewalks or any other portions of the Common Areas for any purpose related to the selling of merchandise or services without the Landlord’s consent in writing.

(k) Tenant shall notify Landlord in writing of all accidents or security-related incidents, i.e. crimes against person(s) and property, which occur in or about the Premises.

(l) No radio or television aerial or satellite dish or disk shall be erected on the roof or exterior walls of the Leased Premises or on the grounds or on the Building, or Common Areas without the written consent of the Landlord in each instance. Any aerial so installed without such written consent shall be subject to removal by Landlord or its Agent without notice at any time, and Tenant shall pay Landlord, on demand, the cost of such removal.

(m) Tenant is hereby responsible and liable for any freezing in pipes and/or within plumbing fixtures and shall pay for such damages incurred. Tenant shall keep the Premises at a sufficient temperature to prevent such freezing or make such arrangements with the local Utility to prevent freeze-ups. Landlord shall maintain a minimum temperature of 62 degrees in the Premises during the months of October through April.

(n) Tenant covenants that if the exterior and/or the interior of the building in which the Demised Premises are located are damaged by persons breaking, or attempting to break, into the Demised Premises, or by vandals, the cost of repairing any and all damage to the Demised Premises and said building caused thereby over and above any insurance proceeds received by Landlord in respect thereto will be borne by Tenant and promptly paid by Tenant to Landlord.

(o) Tenant further acknowledges that its use of the Leased Premises is, and shall remain, subject to recorded easements and zoning restrictions in favor of the United States government or the United States Navy. Tenant shall, at all times, ensure that its use of the Leased Premises is conducted in compliance with the easements and restrictions.

19.	HAZARDOUS SUBSTANCE — GENERAL The term “Hazardous Substances,” as used in this lease shall mean pollutants, contaminants, toxic or hazardous wastes, petroleum products, asbestos or any other substances the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any “Environmental Law,” which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment. Tenant hereby agrees that (i) no activity will be conducted on the Premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant’s business activities (the “Permitted Activities”) provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency: (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials and in such quantities that are used in the ordinary course of Tenant’s business (the “Permitted Materials”) provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Landlord; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (iii) no portion of the Premises will be used as a landfill or a dump; (iv) Tenant will not install any underground tanks of any type; (v) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (vi) Tenant will not permit any Hazardous Substances to be brought into the Premises, except for the Permitted

Materials described above, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. Landlord or Landlord’s representative shall have the right but not the obligation to enter the Premises for the purpose of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with all Environmental Laws. Should it be determined, in Landlord’s sole opinion, that said Permitted Materials are being improperly stored, used, or disposed of, then Tenant shall immediately take such corrective action as requested by Landlord. Should Tenant fail to take such corrective action within 24 hours, Landlord shall have the right to perform such work and Tenant shall promptly reimburse Landlord for any and all costs associated with said work. If at any time during or after the term of the lease, the Premises is found to be so contaminated or subject to said conditions caused by Tenant’s use of the Premises, Tenant shall diligently institute proper and thorough cleanup procedures at Tenant’s sole cost, and Tenant agrees to indemnify and hold Landlord harmless from all claims, demand, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant. The foregoing indemnification and the responsibilities of Tenant shall survive the termination or expiration of this Lease.

20.	LANDLORD INSPECTION AND ACCESS: Landlord or its Agent, employees and/or contractors shall have the right to enter the Premises at any reasonable time during normal working hours to examine the same; to show the Premises to prospective purchasers, lenders, or prospective tenants of the Premises; and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable. If Tenant is not personally present to permit entry and an entry is necessary, Landlord or its Agent may, in the case of emergency, or if the Premises are unsecured and temporarily unoccupied, forcibly enter or secure the same, or take such other steps to address the emergency that Landlord deems appropriate, without rendering Landlord or Agent liable therefor. Otherwise, all such work and installation shall be done, so far as practical, so as not to unreasonably interfere with Tenant’s use of the Premises. Tenant also hereby grants unto Landlord and its Agent the right, within four (4) months prior to the termination of said Lease Term, to post and to remain thereon without hindrance or destruction, the usual notice of “For Rent” on the front glass, yard, or walls of said Premises. The exercise of any of these reserved rights by Landlord shall not be deemed as an eviction or disturbance of Tenants use, possession and quiet enjoyment of the Premises, and shall never render Landlord liable in any manner to Tenant or any other person.

21.	WAIVER OF SUBROGATION: Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of use, or damage to, either party’s property, to the extent that such loss or damage is insured by their insurance policy. The provisions of this clause shall not apply in those instances in which waiver of subrogation would cause either party’s insurance coverage to be voided or otherwise made uncollectible.

22.	INDEMNIFICATION: The Tenant will indemnify and hold harmless the Landlord against and from any and all claims arising from (i) the Tenant’s occupancy of the Premises, (including, but not limited to, statutory liability and liability under workers’ compensation laws), (ii) any breach or default in the performance of any obligation on the Tenant’s part to be performed under the terms of this Lease, (iii) any act of negligence of the Tenant, or any officer, agent, employee, guest, or invitee of the Tenant, (iv) all costs, attorney’s fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon, and, in any case, action or proceeding brought against the Landlord by reason of any such claim. The Tenant upon notice from the Landlord will defend the same at the Tenant’s expense by counsel approved in writing by the Landlord.

23.	INDEMNITY AGAINST LIENS: Tenant agrees that it will, at all times during the Term of this Lease, take any and all steps necessary to prevent the filing of mechanics liens against the Leased Premises, Tenant further agrees to indemnify and save the Landlord harmless from and against any and all liabilities incurred by Tenant or claimed or charged against the Leased Premises. Tenant shall promptly pay, or otherwise discharge, any and all such claims, expenses and liens, including the mechanic’s, materialmen’s and other laborer’s liens asserted or claimed against the Premises or any part thereof. In no event shall Landlord or any of the Landlord’s property be liable for or chargeable with any expense or lien for work, labor or materials used for and in the Premises; or for any improvements thereof or changes made upon the order of Tenant, or to discharge the obligations of the Tenant.

24.	FIRE AND/OR DESTRUCTION: If the Leased Premises shall be damaged by fire or other casualty during the Term hereof, Landlord agrees that it will restore the structural components and items, as defined in Article 18(a) hereof, with reasonable dispatch to substantially the same condition that they were in so far as the proceeds from Landlord’s insurance permit and, further provided that, Landlord’s mortgagee does not require insurance proceeds to be paid to it. Once Landlord restoration work is complete, and since time is of the essence, Tenant’s rent payment shall re-commence on the thirtieth (30th) day after Landlord notifies Tenant in writing that the Premises are ready for fixturing. The Tenant shall be responsible, at its sole cost and expense, to repair or replace any and all of the Tenant’s fixtures, equipment and leasehold improvements which were damaged or destroyed by the same insured cause. The rent payable hereunder shall be equitably and proportionately abated, according to loss of use to Tenant, during the period of time intervening between the date of such fire and/or destruction and the date that the Lease Premises are restored. However, if the damage is due to the fault or the negligence of the Tenant or its employees, there shall be no abatement of rent. If such destruction occurs during the term and exceeds fifty percent (50%) of the insurable value of the Leased Premises at the time such destruction occurs, Landlord, at its option, may terminate this Lease as of the date of such destruction by giving Tenant written notice of its intention to do so within sixty (60) days after such date of destruction. If this Lease is so terminated, then the rent payable hereunder shall be abated as of the date of same destruction and Tenant shall remove all its property from the Leased Premises within thirty (30) days after the receipt of written notice of termination. Unless Landlord gives such notice, this Lease shall remain in full force and effect and Landlord shall repair such damage as its expense, as expeditiously as possible under the circumstances.

25.	FORCE MAJEURE: In the event that either party hereto shall be delayed or hindered in, or prevented from, the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature, not the fault of the party delayed in performing the work or doing acts required under the terms of this Lease, then performance of such acts shall be excused for the period of the delay; and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, that the provisions of this Lease Article shall not operate to release Tenant from Lease nor to excuse Tenant, nor shall Tenant in any event be excused from prompt payment of Base Rent, Additional Rent and all other charges due Landlord by Tenant.

26.	EMINENT DOMAIN: If all the Premises are condemned or taken by the power of eminent domain exercised by any governmental or quasi-governmental authority, this Lease shall terminate as of the date that the Tenant is required to vacate the Premises and all Base and Additional Rent shall be paid up to and until same date of termination. If only part of the Leased Premises shall be taken and the size of the Premises are proportionately reduced, then the Tenant is entitled to an equal and proportionate reduction in Base Rent and Additional Rent. Further, Landlord shall, as expeditiously as possible, repair the remaining portion of Leased Premises to the extent necessary to render the same suitable for which the Premises were leased. Tenant hereby waives any right that it may have to any condemnation award or sum paid under threat of condemnation as a result of a complete or partial asking of the Leased Premises and/or any portion of the Building, or its Common Areas. If there is only a partial taking of the Building and/or its Common Areas, this Lease shall not terminate and this Lease shall remain in full force and in effect. After partial taking of the Building or its common areas, the Landlord, within a reasonable time thereafter, shall repair or reconstruct the remaining portion of the Building and/or its Common Areas to the extent necessary to make the same a complete architectural unit.

27.	TENANT DEFAULT: The occurrence of any one of the following events constitutes a default by the Tenant and a breach of this Lease and its covenants by the Tenant, if such default, breach or non-performance is continued and not cured within ten (10) days after written notice from Landlord: (a) the vacating or abandonment of the Premises by Tenant, or the failure of the Tenant to be open for business and remain open for the conduct of business as described in the Use Clause found in the Lease; (b) the failure by Tenant to make any payment of Base Rent, Additional Rent, and Additional Rent Charges and adjustments on or before the due date thereof, (c) the failure by Tenant to perform any covenants herein or the breach by Tenant of any Lease covenants herein, other than those described in sections (a) and (b) of this Article 27, and the further failure by Tenant to cure such covenant, breach or non-performance, or to commence to cure and diligently pursue the cure of the covenant, breach or non-performance which cannot be fully remedied within ten (10) days; (d) the filing of a petition for Tenant’s bankruptcy, insolvency, or general assignment for the benefit of its creditors, or receiver appointment for Tenant for the substantial part of its assets and properties and such receiver is not removed within five (5) days after its appointment. If the Tenant shall default as described in this Article 27, or in the performance of any covenant contained in this Lease, and if such default is repeated once within the next twelve months then, notwithstanding that such defaults shall have been cured within the period after notice as herein provided, any further similar default within such twelve month period shall be deemed a Tenant Default which cannot be cured, notwithstanding provisions for cure provided in this Lease. Upon such default, the Landlord may proceed, with five days notice but no opportunity for cure, to exercise its remedies upon default.

28.	LANDLORD REMEDIES: In the event of Tenant Default, including Tenant’s abandonment or vacating the Premises, Landlord shall have the right, in addition to all other rights and remedies provided by the law, either to terminate this Lease, and/or to re-enter and take possession of the Premises, peaceably or by force, and/or to change the locks thereto and to remove any property and merchandise therein, without liability to Tenant for damage arising therefrom and without obligation, to Tenant to store any merchandise and property. Further, Landlord is under no obligation to Tenant, after default or abandonment, to relet the Premises in the name of Tenant or for the benefit of the Landlord. Landlord may, at its option and without subsequent notice to Tenant, relet the Premises for such term and on such covenants and purposes as Landlord, in its sole discretion, may determine are in the best interest of the Landlord, including re-renting for free or abated rent. Landlord may collect and receive all rents derived therefrom and apply the same, after deduction of appropriate expenses, to the payment of the rent overdue and payable hereunder from the Tenant in default. The Tenant in default shall remain liable for any deficiency. Further, Landlord shall not be responsible for or liable for any failure to relet the Premises or any part hereof, or for any failure to collect any rent connected therewith. The Landlord’s recovery of possession of the Premises by any means shall not relieve the Tenant of its obligation to pay Base Rent, Additional Rent or Additional Rent Adjustments through the term of the Lease, including any extensions in effect at the time of default under which Tenant then occupies the Premises.

Acceptance by Landlord of delinquent rent from Tenant after Tenant default shall not cure such default or entitle Tenant to possession of the Premises. Tenant hereby expressly waives any and all right of redemption, if any, granted by and under any present or future law, in the event that Tenant shall be evicted or dispossessed for any cause in default or in the event that the Landlord obtains possession of the Premises by virtue of the remedies outlined in this Lease, or otherwise. The receipt by Landlord or its Agent of rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any covenant hereof shall be deemed to have been agreed upon, unless explicitly reduced to written agreement and signed by Landlord and Tenant.

In addition, Landlord may, at its option, accelerate and cause to be immediately due and payable all Rent thereafter due until the end of what would have been the Term in the absence of such expiration, termination or repossession. Accelerated Rent shall be due and payable hereunder whether or not the Leased Premises or any part thereof shall have been relet by Landlord, but shall exclude the net proceeds, if any, of reletting affected for the account of Tenant, after deducting from such proceeds all of Landlord’s expenses reasonably incurred in connection with such reletting including, without limitation, all reasonable repossession costs, reasonable attorney’s fees and expenses, alterations costs and expenses of preparation for such reletting.

All remedies of Landlord shall be cumulative.

29.	ATTORNEY FEES: Tenant hereby agrees to pay all costs incurred by the Landlord on account of the Tenant’s default, including but not limited to collection costs, court costs and reasonable attorney fees in an amount equal to twenty-five percent (25%) of any money owed at the time and accruing after Landlord requests the assistance of an attorney. If Tenant’s default is a non-monetary default, Tenant shall pay Landlord’s actual attorney’s fees or $250.00, whichever is greater, notwithstanding any cure of said default.

30.	HOLDOVER AND SUCCESSIVE TENANT: Tenant acknowledges that possession of the Leased Premises must be surrendered to Landlord on the Termination Date or sooner. If written notice to terminate is given, Tenant agrees to indemnify and save Landlord harmless from any and all costs, claims, loss or liability resulting from delay by Tenant in so surrendering the Leased Premises, including, without limitation, any claims made by a succeeding Tenant found on such delay. The parties hereto recognize and agree that the damage to the Landlord resulting from any failure to timely surrender possession will be extremely substantial, will exceed the Base Rent, Additional Rent charges payable hereunder, and will be impossible to measure accurately. Tenant therefore agrees that if possession of the Leased Premises is not surrendered to Landlord within twenty-four (24) hours after the Termination Date or sooner, then the Tenant shall pay to Landlord for each month and for any portion of a month during which the Tenant holds over in the Leased Premises a sum equal to one and one half (1.5) times the aggregate of Base Rent plus Additional Rent charges which are payable under this Lease during the last month of the term hereof in addition to the Landlord’s actual damage incurred by Tenant’s failure to surrender which exceeds such rent. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Leased Premises after the termination of the Lease Term, unless specifically agreed to in writing. The provisions of the Article shall survive the expiration or said sooner termination of Lease Term.
31.	TERMINATION AND SURRENDER: Upon the expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in as good as condition as they were found upon the Tenant taking possession of the Premises; except for ordinary wear and tear, reduction of the Premises by condemnation or damage by fire, destruction or other casualties or causes beyond Tenant’s control. Tenant shall deliver to Landlord or its Agent all keys to the Premises and remove all its personal property, merchandise and trade fixtures and make such necessary repairs or reimbursement, pursuant to Articles 17, and Articles 19(b) found in this Lease. After Tenant vacating or Tenant abandonment, Landlord may elect to retain or dispose of, in any manner, Tenant alterations and improvements or Tenant’s personal property that Tenant does not remove from the Leased Premises before or after the Termination Date of the Term. Title to any such Tenant alterations or Tenant’s personal property that Landlord elects to retain or dispose of after the Term, shall vest to and in the Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s retention or disposition of any such alterations or personal property. Tenant is further liable to Landlord for Landlord’s expenses and costs for removing and disposing of any Tenant alterations or Tenant personal property which Landlord does not elect to acquire. Tenant’s obligation to Landlord existing at the time of termination, whether unmatured, unliquidated or contingent, will survive termination or expiration of this Lease.
32.	TENANT WAIVERS: The failure of Landlord to insist, in any one or more instances, to strict performance by Tenant as to any Lease covenants shall not be construed as a waiver by Landlord or relinquishment, in the future, of such covenants, but the same shall continue and remain in full force in effect. The receipt by Landlord or its Agent of rent with knowledge of a covenant breach hereof shall not be deemed a waiver of the same covenant breach, and no waiver by Landlord of any provision hereof shall be deemed to have been agreed upon unless expressed in writing and signed by the parties hereto.
Tenant hereby waives the benefit of the homestead exemption as to this Lease.
33.	EXCULPATION: The term “Landlord” as used in this Lease means only the owner, for the time being or at the time of Lease execution by Tenant, of the building in which the Premises are located or the owner of a Lease of both said building and the and thereunder. Tenant agrees that any money judgment resulting from a default or other claim against the Landlord under this Lease will be satisfied only out of the rents and profits received by Landlord from the operation of the Property and from Landlord’s right, title and interest in the Property, exclusive of existing liens upon the Property, and not from other real, personal or mixed property of Landlord. The respective partners of the Landlord, their heirs, its Agent, its personal representatives, successors and assignees shall not be liable personally. Further, the liability of the Landlord shall not extend beyond the period of time of Landlord’s ownership of the Premises.
34.	SUCCESSORS AND ASSIGNS: All the terms, covenants and agreements of this Lease shall extend to and be binding upon the Landlord and be binding upon the Tenant and its respective heirs, administrators, executors, successors in interest or in title, assignees, subtenants, sublessees, concessionaires, marital communities, if any, and their respective assigns; and/or upon any person or persons coming into ownership or possession of any interest in the Premises by operation of law or otherwise. All the provisions, conditions and agreements of this Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of Landlord and Tenant.
35.	NOTICES: Any notice herein provided for to be given to Landlord shall be deemed to be given if and when posted in United States registered or certified mail, postage prepaid, addressed to the Landlord, 1355 London Bridge Road, Virginia Beach, Virginia 23453. Any notice herein provided for to be given to Tenant shall be deemed to be given if and when posted in United States registered or certified mail, postage prepaid, addressed to Tenant at the address of the leased Premises, or hand delivered to Premises, or unless requested otherwise, which Tenant Notice Address is 477 Viking Drive, Suite 350, Virginia Beach, VA 23452. Alternative Contact/Telephone Number: 757-481-7758.
If there is more than one Tenant, such as a Partnership, any notice required or permitted hereunder may be given by or to any one thereof, and shall have the same force and effect as if given by and to all thereof. Either party may, at any time, change its address for the purposes of notice hereof by sending a written notice to the other party stating the change and setting forth the new address.
36.	CONSTRUCTION: The Lease shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia. Landlord, Tenant, and Agent all acknowledge the opportunity to review and approve the terms hereof before execution and to participate in its drafting. Therefore, this Lease shall not be construed against any party hereto as drafter of it.
37.	AGENCY DISCLOSURE: Pursuant to Virginia Real Estate Board rules and regulations Section 6.3, NAI Harvey Lindsay, a Virginia General Partnership, makes the following disclosures:
I.	In the above transaction, NAI Harvey Lindsay represents:

☐	A. the Tenant exclusively;

☑	B. the Landlord exclusively; or

☐	C. the Tenant and Landlord jointly and such dual agency is expressly consented to by the parties by their execution hereof.
II.	In the above transaction, NAI Harvey Lindsay shall receive its compensation from:
☐	A. the Tenant exclusively;

☑	B. the Landlord exclusively; or

☐	C. the Tenant and Landlord jointly and such dual compensation s expressly consented to by the parties by their execution hereof.
The Landlord and Tenant acknowledge, agree with, and consent to the representation and compensation disclosed above.
38.	ENTIRE AGREEMENT: This Lease contains the entire agreement of the parties hereto. Any and all oral or written agreements understandings, representations and warranties, promises and statements of the parties hereto or from their respective officers and directors or from their partners, Agents or brokers with respect to the subject matter of this Lease, and any matter not covered and mentioned in this Lease, shall be inferior and be merged in and by this Original Lease. No such prior oral or written agreement, understanding, representation or warranty, promise or statement shall be effective or binding for any reason or purpose, unless specifically set forth in this Original Lease. No provision of this Lease may be amended or added to except by an agreement in writing, signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.
39.	LEASE SUBMISSION: The submission of this Lease for examination does not constitute an offer to lease. This Lease shall become effective only upon execution hereof by both Tenant and Landlord.
40.	TENANT’S STATUS: Tenant is a: (check only one of A, B or C)

A. ☐ Sole Proprietorship owned by
B.	☑ A corporation formed under the laws of the State of Virginia on September 1997 with Luke Michael as its President and Hillier as its registered agent.

C. ☐ Partnership comprised of the following general partner(s):

D. If it is an out of state corporation or partnership, Tenant was authorized to do business in Virginia on

E. Tenant’s trade name(s) as its President and as its
IN WITNESS WHEREOF this Lease has been duly executed by the parties hereto, as of the date found on Page 1.

TENANT: ADS, INC.		LANDLORD: KETTLER REALTY CORP.

BY:	/s/ [ILLEGIBLE]	BY:	/s/ [ILLEGIBLE]

PRESIDENT

BY:		BY:

AGENT: HARVEY LINDSAY COMMERCIAL REAL ESTATE:

		BY	/s/ Robert R. Beasley, Jr.

Robert R. Beasley, Jr.

Sperry Van Ness

BY

CURB CUT DETAIL
TRANSPORTATION LANE 50' R/W
SHADED AREA DENOTES BMP B - SEE DETAIL
PLUME DETAIL
TYPICAL SWALE SECTION
ALL PVC STORM PIPE IN PARKING LOT SHALL BE SCH. 80
BIORETENTION BMP DETAIL
DEMUCK AND FILL TEMPORARY SEDIMENT BASIN W/SAND OR SELECT MATERIAL UPON COMPLETION OF BLDG. ADDITION. CO-2 & CO-6 UTILIZE MAX. 8" LIFTS. SEE COMPACTION NOTE (SEE SHEET 3 FOR SEDIMENT BASIN LOCATION)
PROPOSED WAREHOUSE ADDITION
CRUSADER CIRCLE
SHADED AREA DENOTES BMP A - SEE DETAIL
SHADED AREA DENOTES BMP C - SEE DETAIL
LONDON BRIDGE RD. 110' R/W
GRAPHIC SCALE
SITE PLAN
KETTLER INTERNATIONAL, INC.
VIRGINIA BEACH, VIRGINIA
1" = 40'
GALLUP SURVEYORS & ENGINEERS, LTD.
REVISION SCHEDULE
DATE
COMMENT

TENANT SEPARATION WALL
TENANT SEPARATION WALL
OFFICES
130'-11"
269'-1"
400'-0"

CODE NOTES

CONSTRUCTION TYPE = TYPE 2B

OCCUPANCY = "S-1" STORAGE

FIRE PROTECTION:
NEW & EXIST. BLDG SHALL HAVE AUTOMATIC SPRINKLER SYSTEM PER NFPA 13

ALLOWABLE BUILDING AREA:
UNLIMITED PER PAR. 507.2
SPRINKLERED, ONE-STORY WITH 60' MIN OPEN SPACE AROUND

BUILDING AREAS:
EXISTING— 3000 SF OFFICE
[illegible] SF WAREHOUSE
NEW ADDITION— [illegible] SF WAREHOUSE
[illegible] SF MEZZANINE

EXTERIOR WALLS: ALL EXTERIOR WALLS ARE >30 FEET FROM THE PROPERTY LINES AND DO NOT HAVE TO BE [illegible]

OTHER WALLS: 0 HR RATING

INSULATION NOTES

CEILINGS/ROOFS: R19 MINIMUM

EXTERIOR WALLS: R13

SLAB EDGE: R 5

ALL HEATED AND COOLED SPACES SHALL HAVE THE ABOVE INSULATION.

DOORS

SWINGING DOORS:
36" x 84" STEEL IN HOLLOW MTL FRAME
PROVIDE HANDICAP HARDWARE ON EACH DOOR

GRADE LEVEL SERVICE DOORS:
10' W x 12' H STEEL COILING DOORS WITH MOTOR OPERATOR ON EACH DOOR

DOCK LEVEL DOORS:
8' W x 9' H STEEL VERTICAL LIFT DOORS. PROVIDE BUMPERS AND DOCK SEALS ON EACH DOOR

DOORS

SWINGING DOORS:
36" x 84" STEEL IN HOLLOW MTL FRAME
PROVIDE HANDICAP HARDWARE ON EACH DOOR

PROVIDE RATED DOOR W/ CLOSER FOR 1 HR TOILET ROOM ENCLOSURE

GRADE LEVEL SERVICE DOORS:
10' W x 12' H STEEL COILING DOORS WITH MOTOR OPERATOR ON EACH DOOR

REV	DATE	DESCRIPTION
#3	[illegible]	[illegible]
#2	[illegible]	ADDED TOILET AT PUMP ROOM
#1	[illegible]	[illegible]

HENDERSON
ASSOCIATES
ARCHITECTS

112 WEST YORK STREET
NORFOLK, VIRGINIA
757-627-[illegible]

DISTRIBUTION CENTER EXPANSION
KETTLER REALTY, INC.
[illegible]
VIRGINIA BEACH, VIRGINIA

FLOOR PLAN

A1